Exhibit — C

INSTALLMENT CASH PROMISSORY NOTE

$2,000,000.00	Washington, D.C.
January 4, 2008

FOR VALUE RECEIVED, the undersigned, WidePoint Corporation (“Maker”), does hereby promise to pay to the order of Jin Kang (“Holder”), the principal amount of Two Million Dollars ($2,000,000.00), together with simple interest computed on such principal amount from the date hereof on the unpaid principal balance at the fixed annual rate of (i) seven percent (7.0%) from the date of this Note through December 31, 2008, and (ii) ten percent (10.0%) from January 1, 2009 through the date of payment of this Note as provided in Section 1 below.

        1.       Payment Terms. The principal and interest amount outstanding under this Note shall be paid by the Maker to the Holder in one (1) lump sum payment on the earlier of either April 1, 2009 or the business day immediately following the filing by the Maker of its Annual Report on Form 10-K for the year ending on December 31, 2008, or as otherwise provided under the Purchase Agreement (as defined in Section 7 hereof), with all amounts due or payable at any time under this Note being subject to adjustment and offset as provided in the Purchase Agreement. The Maker shall make all such payments to the order of the Holder at 1163 Daleview Dr. McLean, VA 22102 (or such other address as may be designated in writing by Holder to Maker, which writing may be in the form of electronic mail).

        2.       Right to Prepayment. This Note may be prepaid in whole or in part at any time, without premium or penalty, with interest to the date of payment. If this Note is prepaid, there is to be no discount from the obligation to pay the full principal balance due at the time of prepayment.

        3.       Fees and Expenses. Whenever an attorney is used to obtain payment under, or to otherwise enforce, this Note or to enforce, declare, or adjudicate any rights or obligations under this Note, whether by suit or by any other means whatsoever, the costs and expenses thereof, including reasonable attorneys’ fees and expenses, shall be payable by the non-prevailing party.

        4.       Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

            (a)       If Maker fails to pay any installment of interest or principal on this Note when due hereunder which failure continues for a period of thirty (30) days after Maker’s receipt of written notice from the Holder. Receipt shall be deemed to have occurred if written notice is personally delivered to and signed for on behalf of the Maker or delivered certified first class mail, postage prepaid, to the addresses and representatives identified in Section 9.1 of the Purchase Agreement;

            (b)       If Maker shall admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy or make a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of all or any substantial part of its property; file a petition or answer seeking reorganization or similar relief under the Federal bankruptcy laws or any similar law or statute governing the relative rights of debtors and creditors;

            (c)       If any of the creditors of Maker shall file a petition in bankruptcy against Maker or for reorganization of Maker pursuant to the Federal bankruptcy laws or similar law or statute, and if such petition shall not be discharged or dismissed within sixty (60) calendar days after the date on which such petition was filed; and

            (d)       If Maker breaches any covenant contained in the Credit Agreement (defined below) .

        In the event of the happening of any Event of Default, then the unpaid principal of this Note, and interest thereon until payment, shall forthwith become absolute and due and payable without any notice or demand whatsoever.

        This Note (a) may not be changed, waived, discharged, or terminated except by an instrument in writing signed by each of the Maker and Holder, and (b) shall inure to the benefit of and be enforceable by the Holder and the Holder’s heirs, executors, administrators, and personal representatives.

        This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within such State.

        5.        Subordination Provisions.

            (a)        Subordination of Liabilities. Maker, for itself, its successors and assigns, covenant and agree, and Holder, by his acceptance of this Note, likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 5(g) hereof). The provisions of this Section 5 shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

        (b)        Maker Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

                (i)        Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 5(g) hereof) owing in respect of the Senior Indebtedness shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

                (ii)        The Maker may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 5(g) hereof) or any other issue of Senior Indebtedness is then in existence or would result therefrom. The Holder hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, Holder will not sue for, or otherwise take any action to enforce the Maker’s obligations to pay, amounts owing in respect of this Note. The Holder understands and agrees that to the extent that Section 5(b)(i) or this Section 5(b)(ii) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under this Note and the Holder may not sue for, or otherwise take action to enforce the Maker’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Maker to the Holder pursuant to the terms of this Note.

                (iii)        In the event that notwithstanding the provisions of the preceding Section 5(b)(i) or Section 5(b)(ii), the Maker (or any person on behalf of the Maker) shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by Section 5(b)(i) or Section 5(b)(ii), such payment shall be held by the Holder , in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            (c)        Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Maker. Upon any distribution of assets of the Maker or upon dissolution, winding up, liquidation or reorganization of the Maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                (i)        the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the Holder is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

                (ii)        any payment or distributions of assets of the Maker of any kind or character, whether in cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                (iii)        in the event that, notwithstanding the foregoing provisions of this Section 5(c), any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, shall be received by the Holder on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            (d)        Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Maker or by or on behalf of the Holder by virtue of this Section 5 which otherwise would have been made to the Holder shall, as between the Maker and its creditors other than the holders of Senior Indebtedness, and the Holder, be deemed to be payment by the Maker to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            (e)        Obligation of the Maker Unconditional. Nothing contained in this Section 5 or in this Note is intended to or shall impair, as between the Maker, on one hand, and the Holder, on the other hand, the obligations of the Maker, which are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 5 and the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Maker received upon the exercise of any such remedy. Upon any distribution of assets of the Maker referred to in this Section 5, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

            (f)        Subordination Rights Not Impaired by Acts or Omissions of Maker or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Maker with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the Holder with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the Holder.

            (g)        Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Maker under, or in respect of, (x) the Credit Agreement, (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of January 2, 2008, by and among Maker, the various lenders from time to time party thereto, including but not limited to Cardinal Bank, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Loan Document (as defined in the Credit Agreement) to which the Maker is a party, (ii) of the Maker under, or in respect of (including by reason of any guaranty to which the Maker is a party), any Hedge Agreement (as defined in the Credit Agreement), and (iii) of the Maker under, or in respect of (including by reason of any guaranty of) the Senior Notes and the Senior Note Indenture (each as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

            (h)       Retirement of Senior Indebtedness. Notwithstanding anything contained in this Note to the contrary, the term “Senior Indebtedness” shall also include and mean any new or future debt or other Obligation incurred by the Maker to pay off or otherwise replace the Senior Indebtedness that existed as of the date of this Note. Subject to the foregoing, in the event that no Senior Indebtedness exists at any time in the future when any amount remains outstanding and unpaid under this Note, then the indebtedness evidenced by this Note shall no longer be subject to the subordination provisions of this Section 5. In addition to the foregoing, if the Maker satisfies the Senior Indebtedness then simultaneously with such satisfaction and automatically and without any further action on the part of the Maker and Holder the Holder shall be entitled to all of the benefits provided for in the Senior Indebtedness including, without limitation, having a first priority perfected security interest in all of the assets of WidePoint, as if all of the terms and conditions of such Senior Indebtedness will restated herein in their entirety.

        6.       Assignment. This Note shall be binding upon the Maker and its successors and assigns, including, without limitation, any person, firm or corporation which may acquire substantially all of the Maker’s assets or business or with or into which the Maker may be liquidated, consolidated, merged or otherwise combined.

        7.       NOTE SUBJECT TO PURCHASE AGREEMENT. THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO THE TERMS OF THE MEMBERSHIP INTEREST PURCHASE AGREEMENT, DATED AS OF JANUARY 2, 2008, BY AND BETWEEN THE MAKER, ISYS LLC, AND THE HOLDER (the “Purchase Agreement”).

        8.       Approvals. The Maker shall comply with each of the covenants contained in the Credit Agreement, The consent of the Holder shall be obtained in those circumstances and to the same extent required in the Credit Agreement, as if each of the covenants in the Credit Agreement was restated in their entirety in this note, for so long as any amounts are due to the Holder by the Maker under this Note. In the event any earnouts are achieved as defined in the Purchase Agreement between the Holder and Maker, dated as of January 2, 2008, while such earnout amounts have been earned and until they have been paid, Holder shall have the same rights as stated in this Note.

        9.       Counterparts. This Note may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Note.

        IN WITNESS WHEREOF, Maker has caused this Note to be executed by each of its duly authorized officers.

Attest (Seal):	WIDEPOINT CORPORATION
By:_______________________	By:______________________________
James McCubbin	Steve Komar
Secretary	President